AGREEMENT

         This Agreement ("Agreement"), dated as of September 30, 2001, by and between Kaufman & Moomjian, LLC ("K&M") and Vizacom Inc. (the "Company").

         WHEREAS, as a result of K&M extending extensive interest-free trade credit to the Company for an extended period of time while continuing to provide services to the Company at deeply discounted rates, the Company is indebted to K&M in the amount of $739,654.85 as of the date hereof, after giving effect to the most recent payment of $4,000 made by the Company to K&M by check dated September 28, 2001, in respect of legal services rendered to the Company and expenses incurred by K&M on behalf of the Company through August 31, 2001 (the "Outstanding Legal Fees");

         WHEREAS, the Company has executed a Letter of Intent ("LOI"), dated September 7, 2001, with SpaceLogix, Inc. ("SpaceLogix") to acquire SpaceLogix by merging (the "Merger") SpaceLogix with and into the Company or one of its subsidiaries;

         WHEREAS, the LOI contemplates that SpaceLogix will extend to the Company a bridge loan (the "Loan") in three installments (each, an "Installment");

         WHEREAS, as a condition to SpaceLogix entering into a definitive Merger Agreement with the Company, SpaceLogix has required the Company to restructure or satisfy at least $1,000,000 of its outstanding current liabilities, which includes the Outstanding Legal Fees (the "Liabilities Condition");

         WHEREAS, in order to satisfy the Liabilities Condition, the Company has requested K&M to (a) reduce the amount of the Outstanding Legal Fees by $300,000 (the "Reduction") and (b) accept payment of the remainder of the Outstanding Legal Fees under a long-term payment plan; and

         WHEREAS, K&M is willing to accept the Reduction and payment pursuant to a long- term payment plan, and continue to provide services to the Company pursuant to paragraph 5 below, which the Company acknowledges have significant value to the Company, only on the terms and subject to the conditions contained in this Agreement, including without limitation the security interest and other provisions of paragraph 3 below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. Effective Date. This Agreement shall be effective upon the upon execution and delivery of this Agreement.

         2. Reduction. K&M hereby agrees to reduce the amount of the Outstanding Legal Fees by an amount equal to $300,000.

         3. Promissory Note, Security Agreement and Direct Payment. The Company shall pay to K&M the $439,654.85 balance of the Outstanding Legal Fees remaining after giving effect to the Reduction pursuant to paragraph 2 above at a rate equal to $25,000 per month, commencing upon the earlier of (a) the consummation of the Merger or (b) January 1, 2002, pursuant to the promissory note in the form of Exhibit A hereto (the "Note"). All payments required pursuant to the Note shall be secured by the Company's interest in the promissory note dated as of March 31, 2001 payable to the Company by Serif Inc., and the Company shall deliver to Serif Inc. irrevocable instructions to pay $25,000 per month directly to K&M. In connection therewith, the Company shall execute and deliver to K&M the Security Agreement in the form of Exhibit B hereto.

         4. Merger Fee. In addition to the payment of the Outstanding Legal Fees, the Company shall pay to K&M $120,000 for all legal work in connection with the Loan, the Merger and the related proxy statement (but not any private placement financing or other transaction), $40,000 of which shall be payable simultaneously with the receipt by the Company of each Installment. These payments will not be applied to or reduce the amount of the Outstanding Legal Fees.

         5. Reduced Retainer. So long as the Company pays K&M in full for (a) all invoices from K&M to the Company from and after the date hereof with respect to retainer amounts and disbursements within 30 days after the date of each such invoice and (b) all amounts contemplated by the Note, K&M will reduce the monthly retainer payable by the Company to K&M to a discounted rate equal to $12,000 per month, and the Retainer Agreement dated as of January 1, 2001 between the Company and K&M shall be deemed amended in accordance with the terms hereof. If the Company at any time fails to pay K&M in full for (a) all invoices from K&M to the Company from and after the date hereof with respect to retainer amounts and disbursements within 30 days after the date of each such invoice and
(b) all amounts contemplated by the Note, the monthly retainer payable by the Company to K&M shall be increased to $15,000 per month until all such amounts have been paid in full. In addition, the Retainer Agreement between the Company and K&M with respect to 2002 shall reflect these amounts and terms.

         6. Fairness. The Company acknowledges (i) that the terms hereof are fair and reasonable to the Company, (ii) that K&M has advised the Company to obtain independent counsel in connection with the execution and delivery of this Agreement, and (iii) that officers the Company have read and fully understand the terms of this Agreement.

         7. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, all of which shall be considered one and the same agreement.

         8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws thereof.

         9. Liquidated Damages. The Company and K&M hereby acknowledge and agree that any default or failure to pay in full in a timely manner any amounts payable hereunder by the Company to K&M will cause damage to K&M in an amount that is difficult or impossible to ascertain. Accordingly, the Company agrees that, upon a default or any failure to pay in full by the Company to K&M in a timely manner any amounts set forth in clauses (a) or (b) of section 5 of this Agreement, the Company shall pay to K&M an amount equal to $50,000, plus any costs of collection, including without limitation reasonable attorneys' fees and expenses, as liquidated damages, as K&M's sole legal and equitable remedy.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                       VIZACOM INC.


                                            By:        /s/ Alan Schoenbart
                                               --------------------------------
                                               Name:    Alan Schoenbart
                                               Title:   CFO


                                                   KAUFMAN & MOOMJIAN, LLC


                                           By:    /s/ Neil M. Kaufman
                                              ---------------------------------
                                              Neil M. Kaufman
                                              Member